UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

DHI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 Avenue of the Americas, 8th Floor
New York, NY 10018
(Address of principal executive offices, including zip code)

(212) 725-6550
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On February 25, 2016, DHI Group, Inc. (“DHI”) entered into an agreement (the “Agreement”) with an investor group led by Barington Capital Group, L.P. (“Barington”).  Under the terms of the Agreement and subject to the conditions set forth therein, Barington has withdrawn the two nominees that it had previously proposed for election to DHI’s board of directors (“Board”) at the 2016 Annual Meeting of Shareholders and agreed to vote its shares in support of all four of DHI’s director nominees up for reelection.  Further, DHI has agreed to add, within 120 days of the date of the Agreement, a new Board member mutually acceptable to DHI and Barington to fill the vacancy created by the recent resignation of Peter Ezersky.

The foregoing summary of the Agreement is not complete and is subject to, and qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 99.1 and incorporated herein by reference.

On February 26, 2016, DHI and Barington issued a joint press release relating to the Agreement, which is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)        Exhibits

Exhibits	Description

99.1	Agreement, dated as of February 25, 2016, by and among DHI Group, Inc., Barington Companies Equity Partners, L.P. and certain of their affiliates listed on Schedule A to the Agreement.

99.2	Press Release, dated February 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

By:	/s/ Brian P. Campbell
Name: Brian P. Campbell
Title: Vice President, Business and Legal Affairs and General Counsel

Date:  February 29, 2016

EXHIBIT INDEX

Exhibits	Description

99.1	Agreement, dated as of February 25, 2016, by and among DHI Group, Inc., Barington Companies Equity Partners, L.P. and certain of their affiliates listed on Schedule A to the Agreement.

99.2	Press Release, dated February 26, 2016.